UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):

April 10, 2008

PDL BioPharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-19756	94-3023969
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1400 Seaport Boulevard
Redwood City, California 94063
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(650) 454-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure.

On April 10, 2008, PDL BioPharma, Inc. (“PDL” or the “Company”) announced that its Board of Directors approved proceeding with a proposed spin-off of PDL’s biotechnology assets into a separate, publicly traded entity (the “Spin-Off”) apart from PDL’s antibody humanization royalty assets.

Item 8.01.  Other Events.

On April 10, 2008, PDL also announced that its Board of Directors approved a special one-time cash dividend of $4.25 per share of its common stock (the “Special Dividend”), payable to stockholders of record on May 5, 2008 using proceeds from PDL’s recent asset sales of its commercial and cardiovascular products, and its biologics manufacturing facility.

In connection with the Special Dividend, the conversion rate for the Company’s outstanding 2.00% Convertible Senior Notes due February 15, 2012 (the “2012 notes”) and 2.75% Convertible Subordinated Notes due 2023 (the “2023 notes”) will be adjusted based on the amount of the Special Dividend and the trading price of the Company’s stock in certain periods pursuant to the terms of the applicable indenture.  For the 2023 notes, the conversion rate will be increased by multiplying the current conversion rate by a fraction, the numerator of which is the average closing price of the Company’s common stock for the 10 consecutive trading days immediately preceding May 5, 2008, the record date for the cash dividend, and the denominator of which is such average closing price less $4.25.  The adjusted conversion rate for the 2023 notes will become effective on May 6, 2008.  For the 2012 notes, the conversion rate will be increased by multiplying the current conversion rate by a fraction, the numerator of which is the average closing price of the Company’s common stock for the five consecutive trading days immediately preceding May 6, 2008, the ex-dividend date for the Special Dividend, and the denominator of which is the difference of such average closing price less $4.25.  The adjusted conversion rate for the 2012 notes will become effective on May 6, 2008.

Such conversion rates would be subject to further adjustment following the Spin-Off.

The foregoing descriptions of the conversion rate adjustments for the 2023 notes and 2012 notes do not purport to be complete and are qualified in their entirety by reference to the full text of the indentures governing the 2023 notes and 2012 notes, respectively.  The indentures governing the 2023 notes and 2012 notes were filed as Exhibit 4.1 to the Company’s Registration Statement on Form S-3 filed with SEC on September 11, 2003 and as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with SEC on February 16, 2005, respectively.

A copy of the press release describing the anticipated Spin-Off and Special Dividend is attached hereto as Exhibit 99.1.

The information in Item 7.01 of this Current Report on Form 8-K, including information in Exhibit 99.1 as it relates therein solely to the Spin-Off, is “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed incorporated by reference into any filings under the Securities Act of 1933, or the Exchange Act, unless otherwise explicitly incorporated into such filings.

Item 9.01 Financial Statements and Exhibits.

As discussed above, the information in Exhibit 99.1 as it relates to the Spin-Off shall be deemed furnished, and not filed, and the information in Exhibit 99.1 as it relates to the Special Dividend shall be deemed filed.

(d) Exhibits

Exhibit No.	Exhibit Description
99.1	PDL BioPharma, Inc. Press Release issued April 10, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 10, 2008	PDL BioPharma, Inc.

	By:	/s/ Andrew Guggenhime
Andrew Guggenhime
Senior Vice President and Chief Financial Officer